EXHIBIT 10 (y)




                       AMENDMENT NO. 3 TO LEASE AGREEMENT
                       ----------------------------------

     This AMENDMENT No. 3 to Lease Agreement, made this 1st day of May 1995,

by and between The Wendt-Bristol Health Services Corporation, a Delaware

corporation, formerly known as Temco National Corp., with its principal place of business at Two Nationwide Plaza, 280 North High Street, Columbus, Ohio

("Landlord"), and Graham-Field Temco, Inc., a New Jersey corporation with its principal place of business at 125 South Street, Passaic, New Jersey ("Tenant").


                               W I T N E S S E T H
                               - - - - - - - - - -


     WHEREAS, Landlord and Tenant entered into a certain lease agreement dated as of October 1, 1991 (the "1991 Lease"), covering certain land in the City of

Passaic County, New Jersey, and all improvements on the land, including a building aggregating approximately 120,000 square feet;


     WHEREAS, Landlord and Tenant entered into a Modification of Lease Agreement dated as of May 1992 (the "Modification Agreement");


     WHEREAS, Landlord and Tenant entered into an Amendment to the Lease dated as of April 1994 ("Amendment No. 2");


     WHEREAS, the 1991 Lease, the Modification Agreement, and Amendment No. 2

are collectively referred to hereinafter as the "Lease";


     WHEREAS, a dispute has arisen between the parties concerning their respective rights and duties under the Lease;


     WHEREAS, an arbitration proceeding (the "Arbitration Proceeding") entitled

Graham-Field Temco, Inc. v. Wendt-Bristol Health Services Corporation (f/k/a,
- ---------------------------------------------------------------------

Temco National Corp.) (Case No.

1811500331 94) was commenced by Tenant on September 23, 1994, in the State of

New Jersey, pursuant to the Rules of the American Arbitration Association;


     WHEREAS, Landlord and Tenant wish to conclude the Arbitration Proceeding to avoid further expenditure of time and resources;


     WHEREAS, subject to the execution of this Amendment No. 3, the Tenant has agreed to discontinue the Arbitration Proceeding with prejudice;


     WHEREAS, the parties desire to further clarify their respective rights and duties under the Lease;


     WHEREAS, capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Lease;


     NOW, THEREFORE, for the consideration of the mutual covenants contained herein and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto do hereby mutually agree-to amend and modify the Lease as follows:


1.    Section 1.02 - Term.
      --------------------


     The Expiration Date of the Lease shall be December 31, 2004 (the "Initial

Term"); provided, however, Tenant shall have the option (the "Option")
        --------  -------

exercisable on or before six (6) months prior to the Expiration Date to renew the Lease for an additional two (2) year period (the "Option Period") in accordance with the terms and provisions contained in Section 6 of this

Amendment No. 3.

2.   Section 3.01.A - Fixed Rent.
     ---------------------------


          Effective as of January 1, 1995, the payment of Fixed Rent shall be adjusted as follows:


          Year                                         Monthly Fixed Rent
          ----                                         ------------------


     January 1, 1995 - December 31, 1995               $28,000 per month

     January 1, 1996 - December 31, 1996               $28,000 per month

     January 1, 1997 - December 31, 1997               $28,000 per month

     January 1, 1998 - December 31, 1998               $28,000 per month

     January 1, 1999 - December 31, 1999               $28,000 per month


     January 1, 2000 - December 31, 2000               $30,000 per month

     January 1, 2001 - December 31, 2001               $30,000 per month

     January 1, 2002 - December 31, 2002               $30,000 per month

     January 1, 2003 - December 31, 2003               $30,000 per month

     January 1, 2004 - December 31, 2004               $30,000 per month


          Option Period:
          --------------


     January 1, 2005 - December 31, 2005     $10,000 per month

     January 1, 2006 - December 31, 2006     $10,000 per month


     3.   Article 10 - Landlord's Option to Sell;
          ---------------------------------------

          Article 26 - Option to Purchase.
          --------------------------------


               Articles 10 and 26 are hereby deleted in their entirety from the

Lease. Notwithstanding the deletion of Articles 10 and 26, if the Demised

Premises shall be transferred to any transferee or purchaser, Tenant's rights shall not be terminated thereby; rather any transferee or purchaser of the

Demised Premises agrees to honor the Lease and Tenant's rights thereunder and the Lease shall continue in full force and effect as a direct lease between any transferee or purchaser of the Demised Premises and Tenant, whereupon,

Tenant shall be bound to any such assignee, purchaser or transferee (hereinafter referred to collectively as "Successor Landlord") under all of the terms,

covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if the Successor Landlord were the lessor under the Lease with the Lease remaining in full force and effect.


4. Article 8 - Assignment, Subletting.
   ----------  -----------------------


     a.   The text of Section 8.01 is hereby deleted in its entirety and replaced with the following new text: "Without the consent of the Landlord,

Tenant may assign this Lease, or sublet all or any portion of the Demised

Premises, to any one or more subtenants, and permit any one or more licensees and others to use, occupy or enjoy the same, provided such assignee, licensee or subtenant (i) develops, uses and occupies the Demised Premises only for lawful purposes, (ii) such development, use and occupancy of the Demised Premises will not cause unreasonable harm to the physical structure of the Demised Premises,

and (iii) subject to and conditioned upon the following:

          A.    Each assignee of Tenant's interest in this Lease or

          subtenant shall assume and be deemed to have assumed the

          obligations under the Lease and shall be and remain liable jointly and severally with Tenant for the payment of Rent

          accruing thereafter and for the due performance of all of

          the terms, covenants, conditions and agreements herein

          contained thereafter on Tenant's part to be performed

          throughout the term of the Lease and no such assignment or subletting shall release or discharge the obligations of

          Tenant and its Guarantors hereunder. Tenant shall promptly deliver to Landlord a duplicate original of the instrument of assignment in form
          reasonably satisfactory to Landlord and such instrument of assignment shall contain a covenant of assumption by the

          assignee or subtenant of all of the obligations aforesaid.


          B.  If the Demised Premises or any part thereof be sublet or occupied by any person or persons other than Tenant,

          Landlord may, after default by Tenant in payment of Rent,

          which continues for thirty (30) days after notice thereof

          and for so long as such default continues, or after

          termination of the Lease as a result of such

          default, collect rent from the subtenant or occupant and

          apply the net amount collected to the Rent herein reserved,

          but no such collection of Rent shall be deemed a waiver of the covenants in this Article, nor shall the collection of

          Rent be deemed a release of Tenant and its Guarantors from the full performance by Tenant of all of the terms,

          conditions and covenants of this Lease."


     b.   Section 8.02 is hereby deleted in its entirety and replaced with the following new "Section 8.02 - Vacate Premises," which provides as follows:

"Notwithstanding anything else contained in the Lease to the contrary, Tenant may vacate all or a portion of the Demised Premises at any time during the term of the Lease; it being expressly understood that the act of vacating the Demised

Premises shall not (i) constitute a default under the Lease by Tenant or (ii)

release the Tenant from the full performance of all of the terms, conditions and covenants of the Lease. In the event Tenant vacates the entire Demised Premises,

Tenant hereby agrees to use its reasonable efforts to secure the Demised

Premises to prevent vandalism and waste."

5.   Article 12. Repairs.
     -------------------


    The text of Article 12 is hereby deleted in its entirety and replaced with the following new text:



    "a. Throughout the term of this Lease, Tenant agrees, at Tenant's own cost and expense, to maintain and repair the Tenant's Building and the area surrounding Tenant's Building including the parking areas, sidewalks and landscaped areas and to make all repairs and replacements thereto, other than

Structural Repairs(as such term is defined in Exhibit I attached hereto) (the

"Structural Repairs"), roof repairs (e.q., beams, trusses, joists, planks and
                                     ----

roofing materials), and repairs to the building systems (HVAC, plumbing, and electrical systems) (collectively, "Landlord's Repairs"), which shall be the sole obligation of the Landlord, except as otherwise provided herein.


     b.   As of the date hereof, each of the Landlord and Tenant acknowledges that the Demised Premises requires the repairs (collectively, the "Agreed

Repairs") outlined and set forth on that certain T.A. Fitzpatrick Associates

Report dated as of September 29, 1993, as modified and agreed to by Landlord and

Tenant (a copy of which report, as modified and agreed to by Landlord and

Tenant, is attached hereto as Exhibit II).


     c.   Landlord represents and covenants to Tenant that it shall promptly and diligently make all of the Agreed Repairs to the Demised Premises in a reasonable, workman-like and "structurally sound" manner on or before August 1,

1995 (the "Completion Date"). All costs and expenses relating to the Agreed

Repairs shall be the sole obligation of the Landlord, except that (i) Tenant will contribute Thirty Seven Thousand, Three Hundred Dollars ($37,300) toward the cost of the Agreed Repairs, provided Landlord completes the Agreed Repairs in a reasonable, workman-like and "structurally sound" manner on or before the Completion Date, and (ii) Tenant will bear all costs and expenses related to the opening of the Demised Premises at hours other than during normal business hours, provided that Tenant and Landlord agree to cooperate with each other with respect to the timing of the Agreed Repairs and,

provided, further, Landlord agrees to make every reasonable effort so that the
- --------  -------

making of the Agreed Repairs will not materially interfere or otherwise materially disrupt the normal business operations of Tenant. For a period of eighteen (18) months following the earlier to occur of the Completion Date or the date the Agreed Repairs are completed by Landlord in a reasonable, workman-

like and "structurally sound" manner, Landlord will be responsible for all

Structural Repairs to the Demised Premises which arise or first become necessary during such eighteen (18) month period. Thereafter, Tenant will be responsible for fifty (50) percent of the cost of all Structural Repairs made with the approval of Tenant up to a maximum dollar limitation on the part of Tenant of

$100,000 (the "Contribution Share"); provided, however, Tenant will not be
                                     --------  -------

required to contribute to the cost of such Structural Repairs until the

Expiration Date, at which time Tenant will pay its Contribution Share of the

Structural Repairs in equal monthly installments over a period of either (x)

twelve (12) months if Tenant does not exercise the Option or (y) twenty-four

(24) months if Tenant exercises the Option.


6.   Option to Rent.
     --------------


     Tenant shall have the Option to renew the Lease on the same terms and conditions as specified in the Lease, except as to the amount of Fixed Rent, for the Option Period, provided Tenant shall on or before six (6) months prior to the Expiration Date, provide Landlord with a written notice of its election to exercise the Option. The Fixed Rent for the Option Period shall be $10,000 per month; provided, however, if Tenant fails to exercise the
       --------  -------

Option, Tenant will be obligated to pay $120,000 to Landlord at the rate of

$10,000 per month over a period of twelve (12) months commencing upon the

Expiration Date.


7.   ECRA/ISRA.
     ---------


     Effective as of the date hereof, Tenant hereby acknowledges and consents to

Landlord proceeding with the clean-up activities at the Demised Premises (ISRA

Case No. 88557) to "nonresidential clean levels" with environmental deed restrictions. Notwithstanding Tenant's acknowledgement and consent to Landlord's clean-up activities, the indemnification provisions contained in the Lease,

including, but not limited to the indemnification provisions contained in

Article 27, shall remain in full force and effect. Subject to the indemnification provisions contained in the Lease, Tenant hereby agrees that it will not object, or otherwise assert any claims against Landlord with respect to

Landlord's proposed timetable, as modified from time to time, for the clean-up of the Demised Premises as provided herein.


8.   Future Disputes.
     ---------------


     a.   Any dispute or controversy between the Landlord and Tenant involving the interpretation, construction or application of any terms, covenants or conditions of the Lease shall, on the request of one party served on the other,

be submitted for resolution by senior executives designated by each party, who shall attempt to resolve such dispute or controversy in good faith through a meeting (the "Requested Meeting"). In the event such resolution is not achieved within twenty (20) business days of such Requested Meeting, such dispute or controversy shall be submitted to non-binding mediation in accordance with the terms and provisions contained herein. The Requested Meeting shall take place at the headquarters of Landlord in Columbus, Ohio or Tenant in Hauppauge, New York. The site of the Requested Meeting will alternate with the first meeting of the first dispute or controversy to be held in Columbus,

Ohio.


     b.   In the event such dispute or controversy between the Landlord and

Tenant shall not be resolved by the designated senior executives of each party as provided herein, such dispute or controversy shall be submitted to non-

binding mediation, pursuant to which J.J. Pierson, Esq., President of the

Arbitration Centre, 8 Fox Hunt Road, P.O. Box 604, New Vernon, New Jersey

07976 (Telephone Number: 201-377-9292; Telecopier No.: 201-377-9220) will act as the sole mediator to resolve the dispute or controversy. In the event J.J.

Pierson, Esq. is unable for any reason to act as the sole mediator, each party shall appoint one (1) mediator within ten (10) business days after the Other

Party's notice to submit such dispute or controversy to non-binding mediation.

If a party fails to so designate its mediator within said ten (10) business days, then the mediator designated by the party designating a mediator shall act as the sole mediator and shall be deemed to be the single, mutually-approved mediator to resolve the controversy. Each of the Landlord and Tenant will attempt to resolve such dispute or controversy in good faith through non-binding mediation. The mediation will be conducted in Newark, New Jersey.


     c.   In the event any such dispute or controversy between the Landlord and

Tenant shall not be resolved by non-binding mediation as provided herein, then such dispute, controversy or claim shall be resolved by arbitration in accordance with the Commercial Rules of the American Arbitration Association,

which shall be conducted in Newark, New Jersey. Except as otherwise provided,

any judgment upon any award rendered by the Arbitrator (as hereinafter defined)

may be entered in any court in New Jersey.

     d.   A notice of arbitration shall set out a clear and plain statement of the matter that the party sending the notice (the "Instituting Party") believes to be in dispute. The demand (the "Demand") shall reference principal provisions of the Lease that the Instituting Party views as controlling or out of the interpretation of which the dispute arises, and shall attach copies of all pertinent documents and other things then in its possession which the

Instituting Party views as having direct bearing on the relief sought under this

Demand. Discovery shall be limited to the exchange of documents. The parties will be entitled to present evidence to support or rebut the Demand. Each party shall appoint one (1) arbitrator within ten (10) business days after the Other

Party's receipt of the Demand. If a party fails to so designate its arbitrator within said ten (10) business days, then the arbitrator designated by the party designating an arbitrator shall act as the sole arbitrator and shall be deemed to be the single, mutually-approved arbitrator to resolve the controversy.

Except as otherwise provided herein, the two (2) arbitrators chosen shall jointly select one (1) arbitrator (the "Arbitrator") to resolve the dispute without the two (2) arbitrators chosen by the respective parties.


     e.  The Arbitrator shall have the authority to award any remedy or relief a court of general jurisdiction could order or grant, including, but not limited to, specific performance of any obligation under the Lease and/or interim relief, preliminary relief or the allowance of pendente lite relief in the form
                                               -------------

of a request that the monthly rental obligation be paid to Landlord during the arbitration proceeding, that a portion of the rent be paid into an escrow account, that a portion of the rent be abated during the arbitration either prospectively or retroactively or such other interim relief as may be appropriate under the circumstances. In the event that either party makes a request of the Arbitrator for such relief, the opposing party shall have the opportunity to respond to the request in writing ten (10) business days after the submission of the initial request regardless of whether or not the

Arbitrator has been selected. Absent agreement of the parties, this period shall not be extended unless good cause is shown. The Arbitrator shall decide the matter not later than five (5) business days following selection.


     f.   The Arbitrator shall endeavor to promptly schedule and hold hearings

(on consecutive days if practicable), and shall have authority to award relief under legal or equitable principles. Nothing contained herein shall impair the right of a party to seek interim or preliminary relief in a court of competent jurisdiction before the Arbitrator is selected.


     g.   Subject to the terms and conditions contained herein, the costs of the arbitration (including, but not limited to attorney's fees, arbitration fees and expenses) shall be borne by the losing party or shall be allocated between the parties in such proportion as the Arbitrator decides. The Arbitrator shall be permitted to impose a penalty on the Instituting Party in an amount up-to $5,000 if it is determined that such dispute or controversy is groundless and without any basis in law and fact.


     h.   The decision of the Arbitrator shall be final, subject only to vacation, modification or correction on the basis set forth below:


     A court of general jurisdiction in New Jersey shall make an order vacating the award of the Arbitrator, upon application of any party to the arbitration,

if:


          (i). The award was procured by corruption, fraud or undue means;

         (ii). There was evident partiality or corruption on the part of the

               Arbitrator;


        (iii). The Arbitrator was guilty of misconduct in refusing to hear evidence pertinent and material to the controversy; or any other misbehavior by which the rights of any party have been

               prejudiced; or

         (iv). The Arbitrator exceeded its powers, or so imperfectly executed such powers that a mutual, final and definite award upon the subject matter submitted was not made.


A court of general jurisdiction in New Jersey shall make an order modifying or correcting the award of the Arbitrator, upon application of any party to the arbitration, if


          (i). There was evident material miscalculation of figures or an evident material mistake in the description of any person, thing or property referred to in the award;


         (ii). The Arbitrator has awarded upon a matter not submitted to it,

               unless it is a matter not affecting the merits of the decision upon the matters submitted; or


        (iii). The award is imperfect in matter of form not affecting the merits of the controversy.


The order shall modify and correct the award, so as to effect the intent thereof and promote justice between the parties; judgment shall then be entered in conformity with the court's modification and correction. Upon entry of any order vacating the award, the
court shall remand the matter, if necessary, for further arbitration consistent with the court's order.


9.   Reaffirmation of Lease.
     ----------------------


     Except as provided herein, all of the terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, the Landlord and Tenant have caused this Amendment No.

3 to be executed as of the date hereof.


                                             LANDLORD:

   WITNESS                                   WENDT-BRISTOL HEALTH
- --------------
                                             SERVICES CORPORATION
/s/ Sandra W. Weber
- ---------------------
SANDRA W. WEBER


/s/ Beth Burns                               By: /s/ Sheldon A. Gold
- ---------------------                        ------------------------------
BETH BURNS                                   Name: SHELDON A. GOLD
                                             Title: PRESIDENT


                                             TENANT:

                                             GRAHAM-FIELD TEMCO, INC.


WITNESS                                      By: /s/ Gary M. Jacobs
- ---------------------                           ---------------------------
                                             Name: Gary M. Jacobs
                                             Title: VP Finance
/s/ Sandra C. Johnson
- ---------------------
SANDRA C. JOHNSON

                                             GUARANTORS:

/s/ Richard S. Kolodny                       GRAHAM-FIELD HEALTH
- ----------------------
RICHARD S. KOLODNY                           PRODUCTS, INC.


                                             By: /s/ Gary M. Jacobs
                                                --------------------------
                                             Name: Gary M. Jacobs
                                             Title: VP Finance


                                             GRAHAM-FIELD, INC.



                                             By: /s/ Gary M. Jacobs
                                                --------------------------
                                             Name: Gary M. Jacobs
                                             Title: VP Finance

STATE OF     Ohio
          ----------

COUNTY OF    Franklin
          --------------


     The foregoing instrument, Lease Amendment No. 3, was acknowledged before me

this 28th day of   June    , 1995, by Sheldon A. Gold, President, Wendt-Bristol
     ----       -----------
Health Services Corporation and by witnesses Sandra W. Weber and Beth A. Burns.



                                   /s/ Lisa A. Baldridge
                                   -----------------------------------
                                   Notary Public
                                   My commission expires:
                                                         -------------
                                                             [Stamp]
                                                        Lisa A. Baldridge
                                                          State of Ohio
                                                         Exp. Date 8-2-96
                                                          Notary Public

STATE OF  New York
          ---------------

COUNTY OF Suffolk
          ---------------

          The foregoing instrument, Lease Amendment No. 3, was acknowledged before me this 5th day of July, 1995, by Gary M. Jacobs, the Vice President of Finance and Chief Financial Officer of Graham-Field Temco, Inc. and by witnesses Richard S. Kolodny and Sandra C. Johnson.


                                        /s/ Theresa C. Duffy
                                        ----------------------------------------
                                        Theresa Duffy
[STAMP]
          THERESA C. DUFFY
   Notary Public, State of New York
      No 5017870 Suffolk County
Commission Expires September 13,  95
                                 ----

                                    EXHIBIT I
                                    ---------

                          STRUCTURAL REPAIR DEFINITION
                          ----------------------------

     The term "Structural Repairs" shall mean the following items with respect to the Demised Premises:

     A.   SUBSURFACE SUPPORT SYSTEMS.

          (i).   Footings.
          (ii).  Foundations.
          (iii). Subsoil.

     B.   WALLS.

          (i).   Foundation walls.
          (ii).  Bearing walls.

     C.   CONCRETE FLOOR SLABS.

     D.   COLUMNS AND POSTS.

     E.   STRUCTURAL MEMBERS OF BRIDGES AND RAMPS.

     F.   AREAWAYS AND WELLS.

          (i).   Floors.
          (ii).  Walls.

     G.    FLOOR SYSTEMS.

          (i).   Beams
          (ii).  Trusses.
          (iii). Joists.

                                   EXHIBIT II
                                   ----------

                       T.A. FITZPATRICK ASSOCIATES REPORT
                       ----------------------------------

                         DATED AS OF SEPTEMBER 29, 1993
                         ------------------------------




                                   EXHIBIT II



                        S T R U C T U R A L   S U R V E Y

                                      F O R


                 G R A H A M - F I E L D   T E M C O   C O R P .


           P A S S A I C   M A N U F A C T U R I N G   F A C I L I T Y



                                                    T. A. FITZPATRICK ASSOCIATES

                                                    SEPTEMBER 29, 1993




                                                                TF          0028

The following is a listing of problem locations, in the Temco plant, at 125 South Street, Passaic, NJ., accompanied by a recommended solution. The problems will be ranked in order of severity, from A to D, with A being most severe, and D being least.

This listing is to be coordinated with the drawings of the facility, S-1A, S-1B, S-2 and S-3, as well as photographs of the problem areas.

Drawings S-1A and S-1B, depict the lower level, and are accompanied by photos 1 thru 32.

Drawing S-2 depicts the main level, and is accompanied by photos 33 thru 51.

Drawing S-3 depicts the upper level, and is accompanied by photo 52 thru 72.

Loading calculations and detail design will follow in Phase III of the study.

          PROBLEM                                 SOLUTION
          -------                                 --------

                                   LOWER LEVEL

1. "C"  General water staining in       Remove and replace rotted planks.
the area from previous water leaks      Clean old water staining and repaint
Several rotted ceiling planks           entire area.
against the outside wall. The
remaining planks and timbers are
structurally sound.

2. "C"  Several rotted ceiling          Remove and replace rotted planks.
planks and ends of planks missing       Clean and repaint.
against outside wall.

6. "C"  4" x 6" I rail beam on 4"       Clean and pressure grout archway
lally columns supporting main beams     crack with epoxy sealer. Reinforce
over cracked archway. Main ceiling      ceiling beam with side plates and
beam has heavy check crack.             thru bolts.

7. "D"  8" x 10" wood beam on 4"        Clean and pressure grout archway
lally columns supporting main beams     crack with epoxy sealer.
over cracked archway (as in 6 above)




                                                                TF          0029

8. "B"  Column cap missing and top      Replace column with steel column.
of column damaged. Load bearing on
insufficient eccentric section.
Column checked.

9. "A"  Floor plank failed.             Replace plank and reinforce.

10. "C"  Water staining with several    Replace rotted planks.
rotted ceiling planks at outside        Remove old paint, clean stains and
corner.                                 repaint entire area.

11. "C" Major water staining with       Remove old paint and damaged surface
slight damage to ends of several        Provide brace under plank ends and
ceiling planks.  Main Beams sound.      Repaint entire area.

12. Same as above.

13. "C"  Extensive Water damage to      Remove and replace damaged roof
planks of flat roof. Joists sound.      planks. Reroof entire area.

14. "D"  Water staining. Wood sound     Repair roof.

15. "B"  Heavy check crack in main      Reinforce with side plates and thru
ceiling beam.                           bolts.

18. "B"  Weak ceiling planks            Replace weakened ceiling planks.
between col lines 31 & 32 and col
lanes Dll & D12.

19. "C"  Weak planks have been          Provide bracing, under the added
reinforced with added wood members.     members, between the main beams.

20. "C"  Weak planks have been          Provide bracing, under the added
reinforced with added wood members.     members, between the main beams.
Short column has been installed         Install proper load bearing column
with improper shims to fit.             cap.

21 & 22. "D"  Column removed and        Tighten turnbuckles to provide
beam "trussed" to carry load, with      proper tension in bottom chord of
12 x 3 channels both sides.             truss.




                                                                TF          0030

24. "A" Column D3 - 28 has been         Replace with steel column.
substantially weakened due to area
reduction at the base, and severe
checking.

25. "A" No Photo (2) 4" lally           Remove entire support structure and
columns supporting one side of a        replace with new structural system.
combination of a 12 x 8 steel beam      along col line D.
and wood beams, with brick over, in
an unstable condition. The other
side supported by the original brick.

26. "A" Column twisted and column       Replace with steel column.
cap shimmed above top of column.
Unstable.

27. "A" 6 x6 WF column supporting       Remove and replace with new
main beam off center. Unstable          structural system along col line D.

28. "C" 12 x 5 double steel channel     Remove and replace with new
over double wood column supporting      structural system along col line D.
secondary steel beams above.

29. "A" 6 x 6 WF column supporting      Remove and replace with new
main beam at col line 28 is bowed       structural system along col line D.
and twisted.

30. "A" 6 x 6 WF column supporting      RemoVe and replace with new
main beam at col line 29 is bowed       structural system along col line D.
and twisted.


                                   MAIN LEVEL

33. "A" Corbelling of brick column      Remove corbelling and section of
supporting main beam at col A-28 is     brick coluan and replace with block
cracked and could shear off side of     or steel column.
column.

34. "B" Several ceiling planks in       Replace cracked ceiling planks.
the area are cracked. Columns have      Provide banding reinforcement B.P.or
checking cracks at col lines            checked columns.
B-24, 26, & 28, and at col lines
C-20, 21, 24, 26 & 29.




                                                                TF          0031

35. "C" Lintel over door shows          Replace lintel with cast concrete or
evidence of stress cracking and         steel lintel, with concrete block
repair.                                 infill and grout to underside of
                                        beam. This solution covers both
36. "C" Portion of brick lintel over    items 35 and 36.
door has been replaced with wooden
header with improper bearing surface.

38. "B" Water damage to ceiling in      Replace deteriorated roof planks.
area of col line 25 - F. Main beam      Clean and repaint entire area.
is sound. Roof planks deteriorated      Reroof as necessary
due to repeated water damage.

39. "B" Water damage to ceiling and     Replace deteriorated roof planks.
beam at col line 25 - F2. Main beam     Clean and repaint entire area.
is adequate. Roof planks deteriorated.  Reroof as necessary.

41. "C" Water damage to ceiling and     Replace deteriorated roof planks.
beam at col line 17 - F. Main beam      Clean and repaint entire area.
is sound. Roof planks deteriorated.     Reroof as necessary.

42. "A" Main 12" roof beams on col      Replace main beams and all roofing
line H1, as well as roofing planks      planks in entire area. Clean and
between col lines H1 & I1 and 25 & 32   repaint entire area. Reroof entire
deteriorated.                           area.

43 & 44. Same as above.

47. "C" Several roof planks are         Replace deteriorated or cracked
deteriorated and cracked, between       planks in area. Clean and repaint.
col lines J1 and K1, along col          Reroof.
line 25.




                                                                TF          0032

60. "B" Major Check cracks in main      Reinforce beam with steel side
l0 x 15 truss beam on col line D1       plates or channel shape bolted thru.
in monitor area

61. "D" Water staining at inter-        Clean and paint interior surfaces.
section of main truss and steel beam    Repair roof leaks.
at col lines D & 10. Beams sound.

62. "A" Base of column damaged,         Replace with steel column.
reduced in section, and shafted on
its base.

63. "A" Base of column damaged,         Replace with steel column.
with major crack in column center.

64. "D" Water staining of beams and     Replace several deteriorated planks
some damage to roof planks between      Clean and paint and repair roof.
col lines C & D, 14 thru 17. Beams
are sound.

67. "B" Column B-24 split at base.      Replace with steel column.

68. "C" Water damage to roof planks     Provide additional support under
at col line 28 between B & C.           planks with 2x12 and brackets.

69. "C" water damage to roof planks     Replace rotted planks and reroof.
under sloped slate roof.

70. Same as above

72. "D" Previous water damage. Beam     Clean and repaint. Repair roof.
and planks sound.




                                                                TF          0034

              ADDENDUM TO FITZPATRICK REPORT OF SEPTEMBER 29, 1993

ITEM NO. 1:

     Cracked archway (end of assembly line): already repaired by Lake Construction.

ITEM NO. 2:

     Rolling floors in front of maintenance room and basement; already repaired by Lake Construction,

ITEM NO. 3:

     Ramp to loading dock: already repaired by Lake Construction.

ITEM NO. 4:

     Stiffening of three beams with two channels: already completed by Lake Construction.

ITEM NO. 5:

     Installation of roof drains as necessary to alleviate the pooling or ponding of water on roof.

ITEM NO. 6:

     Repair to roof shingles as necessary in order to attempt to stop leaking, close windows as necessary to stop the leaks underneath the slate roof.

ITEM NO. 7:

     Patch roof as necessary on the upper monitor to eliminate leaking: already repaired by Lake Construction.

ITEM NO. 8:

     Repair bricks on the roof and replace coping as necessary.

ITEM NO. 9:

     Patching of two sawtooths to prevent leaking.

ITEM NO. 10:

     Miscellaneous patching of roof and monitors as necessary to prevent leaking.